UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2013

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 25, 2013, Leggett & Platt, Incorporated issued a press release announcing its financial results for the second quarter ended June 30, 2013. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On July 26, 2013 the Company will hold an investor conference call to discuss its second quarter financial results, annual guidance and related matters.

The press release contains the Company’s “net debt to net capitalization ratio.” Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in the press release. Company management believes the presentation of net debt to net capitalization provides investors a useful way to evaluate the Company’s debt leverage if the Company was to use its cash to pay down debt. The Company’s cash has fluctuated, sometimes significantly, from period to period. Management uses this ratio as supplemental information to track leverage trends across time periods with variable levels of cash. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies and should not be considered a substitute for, or more meaningful than long-term debt to total capitalization. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, the net debt to net capitalization ratio may have material limitations.

Item 7.01	Regulation FD Disclosure.

The information provided in Item 2.02, including Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: July 25, 2013	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 25, 2013